UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) December 31, 2012

Assisted Living Concepts, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-13498	93-1148702
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W140 N8981 Lilly Road, Menomonee Falls, Wisconsin 53051

(Address of Principal Executive Offices) (Zip Code)

(262) 257-8888

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Assisted Living Concepts, Inc. (“ALC”) is party to that certain Credit Agreement dated as of February 18, 2011 (as amended by Amendment No. 1 thereto, dated as of May 18, 2012, and Waiver and Amendment No. 2 thereto, dated as of August 1, 2012, the “Credit Agreement”) among ALC, the lenders party thereto (collectively, the “Lenders” and, individually, a “Lender”), and U.S. Bank National Association, in its separate capacities as administrative agent and collateral agent for the Lenders, as swingline lender, and L/C issuer. On December 31, 2012, ALC entered into Waiver & Amendment No. 3 to Credit Agreement (the “Amendment”) with the Lenders currently party to the Credit Agreement and U.S. Bank National Association. Pursuant to the Amendment, the Lenders waived “Existing Alleged Defaults” under the Credit Agreement potentially arising from certain events and matters, and specifically waived any noncompliance with Section 5.1 of the Credit Agreement (Maximum Consolidated Leverage Ratio), which occurs (i) on or before December 31, 2012, (ii) from the date of the Amendment through March 31, 2013, and (iii) from and after the date ALC provides the Lenders with a fully-executed agreement which provides for the repayment of all of the obligations under the Credit Agreement within a reasonable period of time through September 30, 2013 (for so long as such contemplated agreement is in full force and effect).

Pursuant to the Amendment, the listing of an event or matter as an “Existing Alleged Default” is not, nor should it be deemed to be, an admission or agreement by ALC that any of the following, singly or collectively, are a default or an event of default under the Loan Documents (as defined in the Credit Agreement).

One such “Existing Alleged Default” that the Lenders waived relates to that certain Amended and Restated Loan Agreement, dated September 30, 2010 (the “TCF Loan”), by and between ALC Three, LLC, as borrower (“TCF Borrower”), ALC, as guarantor, and TCF National Bank (“TCF”). TCF Borrower is a wholly-owned subsidiary of ALC. Due to regulatory issues, ALC or its direct or indirect wholly-owned entities voluntarily surrendered an operating license for a property that is part of the collateral under the TCF Loan, resulting in ALC’s anticipated inability to meet the EBITDA covenant under the TCF Loan for such property for the year ending December 31, 2012. Under the terms of the TCF Loan, a breach of the TCF Loan would occur at March 31, 2013 if the EBITDA covenant was not satisfied at December 31, 2012. TCF Borrower, ALC and TCF entered into a First Amendment to Amended and Restated Loan Agreement effective as of December 31, 2012 (the “First TCF Amendment”), pursuant to which TCF agreed to release the affected facility from the loan collateral under the TCF Loan and ALC agreed to substitute two facilities into the loan collateral and thereby cure the potential breach of the TCF Loan.

Other “Existing Alleged Defaults” that the Lenders waived include, among other things, the alleged failure to timely disclose to U.S. Bank National Association the receipt of certain correspondence from Red Mortgage Capital, LLC, as servicer (“Red Cap”), the proposed voluntary repayment of approximately $4.1 million to Red Cap, the alleged failure to timely provide to U.S. Bank National Association certain financial reports provided to certain other lenders or servicers, including Red Cap and TCF, the maintenance of a brokerage account that was not subject to a collateral securities agreement for the benefit of the Lenders, the receipt and appeal of a notice of revocation of license in connection with a facility, the surrender of the assisted living licenses or “stop placement” notices with respect to certain facilities, the temporary absence of possession of title to eight condominium units in a recently acquired facility and the fact that ALC and its affiliates are parties to certain investigations and lawsuits.

In addition, the Amendment includes the following terms, among others:

•

The interest rate on the loan will be increased by 100 basis points from the base rate plus 2.50% to the base rate plus 3.50% and the unused commitment fee will be 0.625%. Interest and fees will be paid monthly, not quarterly.

•

ALC will provide to U.S. Bank National Association mortgages on certain properties, which are estimated to represent in the aggregate at least $25 million in fair market value. ALC will also provide the Lenders with mortgages or deeds of trust on any properties released by Red Cap as a result of the proposed voluntary repayment of approximately $4.1 million. Such repayment to Red Cap by ALC was required to be made by December 31, 2012; however, on December 20, 2012, ALC and Red Cap entered into an agreement to defer the repayment to January 31, 2013.

•

The Lenders will permit ALC to borrow under the revolver and renew letters of credit, absent a default or event of default or other breach of the existing conditions to new borrowings; provided, that ALC will agree to maintain $4 million of unused availability under the revolver, which shall not be subject to the unused commitment fee.

•	The Lenders will not release their mortgages or deeds of trust on the properties otherwise scheduled to be released, which are valued at approximately $17 million.

•

ALC may not sell any properties mortgaged to the Lenders without the consent of the Lenders (except for one pre-approved property). Upon any sale of any such mortgaged property (other than the pre-approved property), (i) ALC shall pay the Lenders the net proceeds of the sale of such mortgaged property and (ii) the revolving credit commitment shall be permanently reduced by the amount of such payment.

•

Except for the voluntary repayment of approximately $4.1 million to Red Cap described above and payments to other secured creditors from the proceeds of the sale of their collateral, if any, ALC will not voluntarily prepay other indebtedness without prepaying the indebtedness owed under the Credit Agreement on a pari passu basis with a corresponding reduction in the commitment.

•

ALC will provide to the Lenders, on or before March 31, 2013, a fully-executed agreement which provides for the repayment of all of the obligations under the Credit Agreement within a reasonable period of time. ALC will close the transaction contemplated by the foregoing agreement by August 15, 2013, subject to extension to September 30, 2013.

•	ALC will provide the Lenders with timely written notice of any defaults or alleged defaults on other indebtedness of $2.5 million or more (instead of $10 million or more).

•	ALC will provide to U.S. Bank National Association monthly financial statements within 45 days of month-end and weekly 13-week cash flow forecasts.

•	On or before July 2, 2013, ALC will obtain not less than $15 million from a new credit facility, sale of unencumbered assets, or otherwise.

•

ALC shall release U.S. Bank National Association, each Lender, each L/C Lender and certain other releasees from any and all claims of ALC related to the Loan Documents arising on or before the date of the Amendment.

•	ALC will no longer have the ability to borrow under any swing loans, as contemplated by the Credit Agreement.

•	ALC will no longer have the ability to borrow at the eurodollar rate, as contemplated by the Credit Agreement.

•	ALC paid, pro rata, a fee of $625,000 to the Lenders.

•	ALC will pay all undisputed, reasonable fees of the Lenders in connection with the Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 7, 2013

By:	/s/ John Buono
John Buono
Senior Vice President, Chief Financial Officer & Treasurer